                                                       Exhibit No. EX-99.g.1.iii

                                    JPMorgan
                               Securities Lending

                                  THE UBS FUNDS

                             APPROVED U.S. BORROWERS

Borrower Name                                     Approved Credit Limit ($)

ABN AMRO Inc.                                                   100,000,000
Barclays Capital, Inc.                                          100,000,000
Bear Stearns & Co.                                              500,000,000
BNP Paribas Securities Corp.                                    100,000,000
CIBC World Markets Corp.                                        100,000,000
Citigroup Global Markets Inc.                                   300,000,000
Credit Suisse First Boston Corp.                                100,000,000
Deutsche Bank Securities Inc.                                   500,000,000
Dresdner Kleinwort Wasserstein Securities LLC                   200,000,000
Goldman Sachs & Co.                                             800,000,000
ING Financial Markets LLC                                       100,000,000
J.P. Morgan Securities, Inc.                                    100,000,000
JPMorgan Chase Bank, N.A.                                       100,000,000
Lehman Brothers, Inc.                                           800,000,000
Merrill Lynch Pierce Fenner & Smith Inc.                        200,000,000
Morgan Stanley & Co., Inc.                     *                800,000,000
Morgan Stanley Securities Services, Inc.       *                800,000,000
Nomura Securities International, Inc.                           300,000,000
Paloma Securities LLC                                           100,000,000
Pershing LLC                                                    100,000,000
Raymond James & Associates, Inc.                                 50,000,000
SG Americas Securities LLC                                      100,000,000

* Limit of $800,000,000 is to be shared between both entities.